Exhibit 99.4

SIRVA, Inc.

Reconciliation of Cash Flows From Operating Activities to Free Cash Flow

For the three and six months ended June 30, 2004 and 2003

(Dollars in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net cash provided by (used for) operating activities as reported	$13.2	$(46.3)	$3.3	$(34.3)
Change in mortgage warehouse facility	42.9	33.5	32.9	34.4
Change in relocation financing facilities	(6.4)	13.2	(7.1)	15.4
Capital expenditures	(7.9)	(5.8)	(13.5)	(9.7)
Other investing activities	4.1	(0.4)	6.8	(0.9)
Free cash flow (1)	$45.9	$(5.8)	$22.4	$4.9

(1)

For internal management purposes, we use a measure of free cash flow. This measure deducts our capital and agent expenditures, net of sale proceeds and includes the impact of movements in our mortgage warehouse and relocation financing facilities with our cash flows from operating activities, as we believe that the facilities are of a cash-neutral nature because they move in tandem with the change in mortgages held for sale and relocation properties held for sale.